EXHIBIT 10.11

SUBSCRIPTION AGREEMENT

As of September 26, 2006

To the Board of Directors of
China Fortune Acquisition Corp.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase 250,000 units (“Insider Units”), each consisting of one ordinary share (“Ordinary Shares”) and one warrant (“Warrant(s)”), each to purchase one Ordinary Share, at $8.00 per Insider Unit, of China Fortune Acquisition Corp. (the “Corporation”) for an aggregate purchase price of $2,000,000 (“Purchase Price”). The purchase and issuance of the Insider Units shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”) which is being underwritten by EarlyBirdCapital, Inc. (“EBC”). The Insider Units will be sold to the undersigned on a private placement basis and not part of the IPO.

At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall deliver the Purchase Price to Continental Stock Transfer & Trust Company, as escrow agent (“Escrow Agent”), to hold in a non-interest bearing account until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, the Escrow Agent shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Escrow Agent, the Escrow Agent shall return the Purchase Price to the undersigned, without interest or deduction.

The undersigned represents and warrants that he has been advised that the Insider Units have not been registered under the Securities Act; that he is acquiring the Insider Units for its account for investment purposes only; that he has no present intention of selling or otherwise disposing of the Insider Units in violation of the securities laws of the United States; that he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and that he is familiar with the proposed business, management, financial condition and affairs of the Corporation.

Moreover, the undersigned agrees that he shall not sell or transfer the Insider Units or any underlying securities until after the Corporation consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) and acknowledges that the certificates for such Insider Units shall contain a legend indicating such restriction on transferability. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares included within the Insider Units in accordance with the majority of the votes cast by the holders of the Ordinary Shares issued in the Corporation’s IPO. Additionally, the undersigned hereby waives, with respect to the Insider Units (and the underlying securities), any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund and any remaining net assets of the Corporation as a result of the liquidation of the Corporation and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Corporation and will not seek recourse against the Trust Fund for any reason whatsoever.

159215.1

The Corporation hereby acknowledges and agrees that, in the event the Corporation calls the Warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Corporation and Continental Stock Transfer & Trust Company in connection with the Corporation’s IPO, the Corporation shall allow the undersigned to exercise any Warrants included within the Insider Units by surrendering such Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrant, multiplied by the difference between the Warrant exercise price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants.

The terms of this agreement and the restriction on transfers with respect to the Insider Units may not be amended without the prior written consent of EBC.

Very truly yours,

/s/ Bo Yu
Bo Yu

Agreed to:

China Fortune Acquisition Corp.

By: /s/ Yufeng Zhang
Name: Yufeng Zhang
Title: Chief Financial Officer

EarlyBirdCapital, Inc.

By: /s/ Steven Levine
Name: Steven Levine
Title: Managing Director